                                                                   [EXHIBIT 5.1]

                               [WSGR LETTERHEAD]

                               February 10, 1998

Axiohm Transaction Solutions, Inc.
15070 Avenue of Science
San Diego, CA 92128

RE:  OPINION RE LEGALITY
    AXIOHM TRANSACTION SOLUTIONS, INC.
    NEW 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007 AND
    NEW SUBSIDIARY GUARANTEES THEREOF
    COVERED BY REGISTRATION STATEMENT ON FORM S-4, REG. NO. 333-41245

Ladies and Gentlemen:

    We have acted as corporate counsel to: (i) Axiohm Transaction Solutions, Inc., a California corporation (the "Company"), (ii) Axiohm S.A.R.L., a SOCIETE A RESPONSABILITE LIMITEE organized under the laws of France ("Axiohm S.A.R.L."),
(iii) Axiohm Investissements S.A.R.L., a SOCIETE A RESPONSABILITE LIMITEE organized under the laws of France, (iv) Axiohm IPB, Inc., a Delaware corporation ("Axiohm IPB"), (v) Cognitive L.L.C., a Delaware limited liability company ("Cognitive L.L.C."), Cognitive Solutions, Inc., a California corporation ("Cognitive Solutions"), (vii) Dardel Technologies E.U.R.L., an ENTREPRISE UNIPERSONELLE A RESPONSABILITE LIMITEE organized under the laws of France ("Dardel"), and (viii) Stadia Colorado Corp., a Colorado corporation ("Stadia") (such entities collectively the "Guarantors"), in connection with the filing by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4, Reg. No. 333-41245 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance by the Company of up to $120,000,000 aggregate principal amount of the Company's new 9 3/4% Senior Subordinated Notes due 2007 (the "New Notes") and new subsidiary guarantees thereof (the "New Subsidiary Guarantees") by the Guarantors. The New Notes and New Subsidiary Guarantees are proposed to be issued in exchange for substantially identical, currently outstanding, but unregistered, notes (the "Existing Notes") and subsidiary guarantees (the "Existing Subsidiary Guarantees"). The Existing Notes and Existing Subsidiary Guarantees are, and the New Notes and New Subsidiary Guarantees will upon issuance be, covered by that certain indenture dated October 2, 1997 and as supplemented to the date hereof (collectively, the "Indenture") by and among the Company, the Guarantors, and the Bank of New York as trustee (the "Trustee"). Axiohm S.A.R.L., Axiohm Investissements and Dardel are hereinafter referred to collectively as the "French Guarantors." This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, in the form filed with the Commission and as
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Axiohm Transaction Solutions, Inc.
February 10, 1998
Page 2

amended through the date hereof; (ii) the charter documents of the Company, Cognitive L.L.C. and Cognitive Solutions, as currently in effect; (iii) the Indenture, including those certain Supplemental Indentures dated November 26, 1997 pursuant to which Axiohm Investissements, Dardel and Cognitive L.L.C. each became subject to the terms of the Indenture, and that certain Supplemental Indenture dated January 9, 1998 pursuant to which Axiohm S.A.R.L. became subject to the terms of the Indenture; (iv) the forms of the New Notes and the New Subsidiary Guarantees; and (v) resolutions of the Boards of Directors of the Company and Cognitive Solutions relating to, among other things, the issuance and exchange of the New Notes and the New Subsidiary Guarantees for the Existing Notes and the Existing Subsidiary Guarantees, and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company, Cognitive L.L.C., Cognitive Solutions and others.

    We have also assumed that: (i) Axiohm IPB has duly authorized, executed and delivered the Indenture and has duly authorized the New Subsidiary Guarantee to be issued by Axiohm IPB, (ii) Stadia has duly authorized, executed and delivered the Indenture and has duly authorized the New Subsidiary Guarantee to be issued by Stadia, (iii) the French Guarantors have each duly authorized, executed and delivered the Supplemental Indentures pursuant to which they became subject to the terms of the Indenture, (iv) the French Guarantors have each duly authorized the New Subsidiary Guarantees to be issued by the French Guarantors, and (v) the New Subsidiary Guarantees to be issued by the French Guarantors will be binding and enforceable obligations of the French Guarantors under the laws of France. With regard to such assumptions, we refer you to the opinions of McDermott, Will & Emery, counsel to Axiohm IPB, Sparks Dix, P.C., Colorado counsel to Stadia, and Slaughter & May, French counsel to the French Guarantors, filed as Exhibits 5.2, 5.3 and 5.4, respectively, to the Registration Statement.

    Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act, (ii) when the New Notes are duly executed under the corporate seal of the Company, attested, issued and delivered by duly authorized officers of the Company, and authenticated by the Trustee, and (iii) the New Subsidiary Guarantees are duly executed, attested, issued and delivered by duly authorized officers of the Guarantors, all in accordance with the terms of the Indenture and the prospectus contained in the Registration Statement, against surrender and cancellation of a like principal amount of Existing Notes and like Existing Subsidiary Guarantees, the New Notes issued by the Company and the New Subsidiary Guarantees issued by Cognitive L.L.C. and Cognitive Solutions will be legally issued, and the New Notes and all of the New Subsidiary Guarantees will constitute valid and binding obligations of each of the Company and the Guarantors, respectively, enforceable against the Company or each Guarantor, as applicable, in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

    To the extent relevant to the opinions set forth above, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the
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Axiohm Transaction Solutions, Inc.
February 10, 1998
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Trustee is duly qualified to engage in the activities contemplated by the
Indenture and is duly qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture and supplemental indentures thereunder were duly authorized, executed and delivered by the Trustee; that the Indenture and supplemental indentures thereunder are valid and binding obligations of the Trustee; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

    This opinion is given in respect of the Indenture, the New Notes and the New Subsidiary Guarantees only, and we express no opinion as to the legality, validity or binding effect of any collateral agreement or other document or any other matter beyond the matters expressly set forth herein. We assume that each of the Guarantors has received adequate consideration in connection with the issuance of the New Subsidiary Guarantees.

    We express no opinion as to the enforceability of provisions of the Indenture, the New Notes or the New Subsidiary Guarantees which provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof.

    Members of our firm are admitted to the bar of the State of California and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of California, the Delaware General Corporation Law and the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In this regard, we note that Section 13.09 of the Indenture provides that the Indenture, the New Notes and the New Subsidiary Guarantees are to be governed by the law of the State of New York. The opinions expressed herein concerning the validity, binding effect and enforceability of the Indenture, the New Notes and the New Subsidiary Guarantees are intended to express our views on those matters as if the substantive law of California were applicable. Furthermore, we render no opinion with respect to said Section 13.09 (and the corresponding provisions of the New Notes and New Subsidiary Guarantees) or the appropriate choice of laws with respect to the Indenture, the New Notes or the New Subsidiary Guarantees. We express no opinion with respect to compliance with state securities laws or with respect to any state or federal fraudulent conveyance or transfer statutes. We are not licensed to practice law in the State of Delaware, and our opinions as to the General Corporation Law of the State of Delaware are based solely on our review of standard compilations of such laws.

    Moreover, we express no opinion as to (i) the validity, binding effect or enforceability of (A) any provisions of the Indenture or the Registration Rights Agreement dated October 2, 1997 among the Company, certain of the Guarantors and Lehman Brothers Inc. purporting to impose penalties or any increase in interest rate to the extent they constitute a penalty or are otherwise contrary to public policy; (B) waivers of rights or defenses contained in Section 4.06 of the Indenture; (ii) the effect of laws and judicial decisions (A) which exonerate a surety, if the lender exercises remedies for default that impair the subrogation rights of the surety against the principal, or otherwise takes an action which materially prejudices the surety, without obtaining consent of the surety, (B) relating to waivers or subordination by a surety of its subrogation rights against the principal, its contribution rights or other common law and statutory protection of a surety, or (C) which limit the liability of the surety to an amount no greater than the liability of the principal; and (iii) the applicability to the obligations of the Company and the Guarantors under the Indenture, the New Notes or the New Subsidiary Guarantees of Sections 547 and 548 of Title 11 of the United States Code or applicable state law (including, without limitation, Article 10
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Axiohm Transaction Solutions, Inc.
February 10, 1998
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of the New York Debtor & Creditor Law and Sections 3439 et seq. of the
California Civil Code) relating to fraudulent transfers.

    This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we consent to the filing of this opinion as an exhibit to the Registration Statement and prospectus and to the use of our name under the caption "Legal Matters" in the Registration Statement and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation
                                        /s/ WILSON SONSINI GOODRICH & ROSATI